UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 12, 2012

Tesla Motors, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34756	91-2197729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Deer Creek Road

Palo Alto, California 94304

(Address of principal executive offices, including zip code)

(650) 681-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2012, Dr. Herbert Kohler, a director of Tesla Motors, Inc. (the “Company”), submitted his resignation from the Company’s Board of Directors, effective December 12, 2012. Dr. Kohler’s resignation (and the appointment of Harald Kroeger described below) is a result of a natural transition of responsibilities at Daimler AG with respect to the development of electric vehicle powertrains. Dr. Kohler has served as a director of the Company since 2009.

On December 12, 2012, the Board appointed Mr. Harald Kroeger, Vice President of Electrics/Electronics & e-Drive for Daimler AG, as a director to fill the newly created vacancy resulting from the resignation of Dr. Herbert Kohler. Mr. Kroeger is eligible to receive the standard director compensation package, as approved by the Board of Directors on an annual basis and disclosed in the Company’s proxy statement. There are no family relationships between Mr. Kroeger and any director or executive officer of the Company. Information regarding related party transactions involving Mr. Kroeger, through his relationship to Daimler AG, is set forth in our proxy statement filed with the Securities and Exchange Commission on April 13, 2012 under the caption “Certain Relationships and Related Party Transactions – Related Party Transactions.”

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Letter of Resignation from Dr. Herbert Kohler.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESLA MOTORS, INC.

By:	/s/ Deepak Ahuja

Deepak Ahuja Chief Financial Officer

Date: December 18, 2012

EXHIBIT INDEX

Exhibit No.	Description

99.1	Letter of Resignation from Dr. Herbert Kohler.